Exhibit 99.1

Equity Financing Propels Magnitude's Leadership In Multi-Billion Dollar Computer Anti-Injury(TM) Market

CHESTER, N.J., August 16, 2004. Magnitude Information Systems, Inc. (Symbol:MAGY), the first-to-market and leading developer of computer Anti-Injury(tm) ergonomic software solutions for government agencies and the business community, today announced it has completed a $1.0 million equity financing round. These funds are provided by European accredited investors, the majority of whom are shareholders and previous investors. More than $500,000 of these equity funds has been received with the remaining funds expected to be received within the next 30 days, all secured by fully executed irrevocable subscription agreements.

Magnitude has completed all prerequisite research and development milestones in its mission to dominate the global multi-billion dollar computer injury risk management market. The Company's current operational focus is on expanding and optimizing its sales distribution network. A portion of the use of funds for the current capital raise is earmarked for expanding public relations activities and support for Magnitude's strategic alliance partners Aon and Lockheed Martin, who have deep relationships with Global 1000 and government agencies respectively, in addition to several recently signed distributors. Geography played a key role in selecting these distributors with particular emphasis on regional, national and international markets that have already adopted some form of workplace computer Anti-Injury(tm) legislation.

Less than a decade ago, this workplace injury category was not on the `radar-screen' for Global 1000 senior management. Today, combined with the cumulative nature of the injury, fueled by businesses vast dependence on desktop/laptop computers and new and anticipated Anti-Injury(tm) legislation, computer injury risk management is a serious board room issue. Computer injury is perhaps the single most significant factor contributing to out of control Workers Compensation and Health Care costs, according to insurance industry experts. Companies, who capture even a fraction of this market, have the potential for market valuations in the hundreds of millions of dollars.

"This capital infusion combined with our strategic alliances, distributor relationships, seasoned team and Magnitude's patented technology, give testimony to the growth potential of Magnitude," shared Mark Chroscielewski, SVP Business Development for Magnitude. He continued, "Computer injury risk management is now widely recognized as a critical boardroom issue. Workers' Compensation is a significant operating cost for every global enterprise. In today's difficult economy with nominal significant growth in the top line, significant reductions in the expense line can make the mission critical difference between success and failure. Our goal is to widen our market leadership in being the worldwide dominant force and de-facto standard for computer Anti-Injury(tm) ."

"We're delighted to have the continued support of our core investors." stated Steven D. Rudnik, Magnitude Founder, and Chief Executive Officer. "This equity financing results in a marked improvement of our balance sheet and provided important working capital for our business plan. We believe this financing and the completion of the ErgoEnterprise v5.5 product family, regarded as the gold standard in the Anti-Injury(tm) marketplace by our clients, gives us a strong foundation on which to pursue our marketing goals and positions us well to reach profitability in the near term horizon."

About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's unique Anti-Injury(tm) software solution, ErgoEnterprise, has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers.

Magnitude's Anti-Injury(tm) software products for consumers, ErgoFUN and ErgoCoach, help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit http://www.magnitude.com.

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information

Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking statements.